As Filed with the Securities and Exchange Commission on February 2, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

VALEANT PHARMACEUTICALS INTERNATIONAL

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	33-0628076 (I.R.S. Employer Identification Number)

3300 Hyland Avenue
Costa Mesa, CA 92626
(714) 545-0100
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Eileen C. Pruette
Executive Vice President, General Counsel
Valeant Pharmaceuticals International
3300 Hyland Avenue
Costa Mesa, CA 92626
(714) 545-0100
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

William T. Manierre, Esq.
Sheppard Mullin Richter & Hampton LLP
Four Embarcadero Center, 17th Floor
San Francisco, California 94111

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-10661

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of Securities to be Registered	Registered	Offering Price Per unit	Aggregate Offering Price (2)	Registration Fee (3)

Common Stock, par value $.01 per share (1)	$20,312,500(2)	(2)	$20,312,500(2)	$2,390.78(3)

(1)	Includes associated preferred stock purchase rights (“Rights”) to purchase 1/100 of a share of Series A Participating Preferred Stock, par value $0.01 per share, subject to adjustment. Rights initially are attached to and trade with the common stock of the Registrant and will not be exercisable until the occurrence of specified events.

(2)	This Registration Statement relates to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-10661) (the “Prior Registration Statement”). In accordance with Rule 462(b) of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price of securities eligible to be sold under the Prior Registration Statement ($101,562,500) is carried forward to this Registration Statement and an additional amount of securities having a proposed maximum aggregate offering price of $20,312,500 is registered hereby.

(3)	$2,390.78 is paid pursuant to this Registration Statement. The filing fee for the Prior Registration Statement was paid at the time of registration.

EXPLANATORY NOTE
PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 15
EXHIBIT 23.1
EXHIBIT 23.2

EXPLANATORY NOTE

     This Registration Statement is filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of registering additional securities of the same class as were included in the Registrant’s Registration Statement on Form S-3 (File No. 333-10661), as amended, which Registration Statement is hereby incorporated by reference into this Registration Statement.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

     All exhibits filed with or incorporated by reference in Registration Statement No. 333-10661 as amended and supplemented are incorporated by reference into, and shall be deemed a part of this registration statement, except the following which are filed herewith.

Exhibit Number	Description
5.1	Opinion of Sheppard Mullin Richter & Hampton LLP, with respect to the legality of shares registered
15	Awareness Letter of Independent Registered Public Accounting Firm
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Deloitte & Touche LLP, Independent Auditors
23.3	Consent of Sheppard Mullin Richter & Hampton LLP (included in its opinion filed as Exhibit 5.1 hereto)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on February 2, 2005.

VALEANT PHARMACEUTICALS INTERNATIONAL

By:	/s/ Timothy C. Tyson

Timothy C. Tyson, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Timothy C. Tyson Timothy C. Tyson	President, Chief Executive Officer and Director (Principal Executive Officer)	February 2, 2005
/s/ Bary G. Bailey Bary G. Bailey	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 2, 2005
/s/ Robert W. O’Leary Robert W. O’Leary	Chairman of the Board	February 2, 2005
/s/ Randy H. Thurman Randy H. Thurman	Director	February 2, 2005
/s/ Edward A. Burkhardt Edward A. Burkhardt	Director	February 2, 2005
/s/ Robert A. Ingram Robert A. Ingram	Director	February 2, 2005
/s/ Richard H. Koppes Richard H. Koppes	Director	February 2, 2005
/s/ Larry Kugelman Larry Kugelman	Director	February 2, 2005
/s/ Theodose Melas-Kyriazi Theodose Melas-Kyriazi	Director	February 2, 2005
/s/ Elaine S. Ullian Elaine S. Ullian	Director	February 2, 2005

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Sheppard Mullin Richter & Hampton LLP, with respect to the legality of shares registered
15	Awareness Letter of Independent Registered Public Accounting Firm
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Deloitte & Touche LLP, Independent Auditors
23.3	Consent of Sheppard Mullin Richter & Hampton LLP (included in its opinion filed as Exhibit 5.1 hereto)